                                                                     Exhibit 1.1

                            PARADIGM GENETICS, INC.


                              5,000,000 Shares/1/



                                  Common Stock


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                  _____ __, 2000


Chase Securities Inc.
J.P. Morgan & Co., Incorporated
Pacific Growth Equities, Inc.
Stephens Inc.
c/o Chase Securities Inc.
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

     Paradigm Genetics, Inc., a Delaware corporation (herein called the "Company"), proposes to issue and sell 5,000,000 shares of its authorized but unissued Common Stock, $.001 par value (herein called the "Common Stock") (said 5,000,000 shares of Common Stock being herein called the "Underwritten Stock") to the Underwriters named in Schedule I hereto. The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 750,000 additional shares of Common Stock (herein called the "Option Stock" and with the Underwritten Stock herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company and the Underwriters hereby agree with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in
Schedule I hereto (herein collectively called the "Underwriters", which term shall also include any underwriter purchasing Stock pursuant to Section 3(c) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     1.   Registration Statement.  The Company has filed with the Securities and
          ----------------------
Exchange Commission (herein called the "Commission") a registration statement on Form S-1 (No. 333-30758), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act") of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b)


------------------------
 /1/ Plus an option to purchase from the Company up to 750,000 additional shares to cover over-allotments.

registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants as follows:

          (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company (a "Material Adverse Effect")).

          (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement and the Prospectus.

          (c) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the

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   Underwriters for use in the Registration Statement or the Prospectus.

          (d) As of the date of the Prospectus, the Company had an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued in accordance with all applicable federal and state securities laws, rules and regulations, are fully paid and non-assessable, are free of and were not issued in violation of any preemptive or similar rights, and conform to the description thereof contained in the Prospectus. The Prospectus accurately sets forth, in all material respects, as of its date, all outstanding options, warrants and other rights calling for the issuance of capital stock of the Company and any security convertible into or exchangeable or exercisable for capital stock of the Company. Except as described in the Prospectus, there are no commitments to issue any shares of capital stock of the Company and any security convertible into or exchangeable or exercisable for capital stock of the Company. Except as described in the Prospectus, and except with respect to rights that have been waived in writing, there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to him or her, or permit him or her to underwrite the sale of, any of the Stock.

          (e) The Stock has been duly and validly authorized and, when issued and sold to the Underwriters as provided herein, will be duly and validly issued, fully paid and non-assessable, will be free of and will not have been issued in violation of any preemptive or other similar rights, and will conform to the description thereof contained in the Prospectus. No further approval or authority of any stockholder or the Board of Directors of the Company will be required for the issuance and sale of the Stock as provided herein.

          (f) The Stock to be sold by the Company has been approved for quotation by the Nasdaq National Market upon official notice of issuance.

          (g) The issuance and sale of the Stock by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized and approved by all requisite corporate action on the part of the Company, (ii) do not and will not as of the Closing Date and any later date on which Option Stock is to be purchased, conflict with, or result in a breach or violation of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any of the terms and provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets are bound or affected (each, a "Conflict"), (iii) do not and will not as of the Closing Date and any later date on which Option Stock is to be purchased, result in the violation of any provision of the Certificate of Incorporation or By-laws of the Company, (iv) will not result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction of the Company or any of its properties or assets (each, a "Violation"), and (v) do not and will not as of the Closing Date and any later date on which Option Stock is to be purchased require the consent, approval, authorization or other order of, or registration, filing or qualification with, any such court or governmental agency or body or other third party (each, a "Consent") except, (A) in the case of clause (v) as may be required for the registration of the Stock under the Securities Act and the Exchange Act and compliance with state securities or Blue Sky laws and by the NASD, all of which have been or will be effected in accordance with this Agreement and (B) in the case of clauses (ii) and
   (iv) any such Conflict or Violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or materially impair or materially delay the

   Company's ability to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium or similar laws, now or hereafter in effect affecting the rights and remedies of creditors generally, and to equitable principles.

          (h) The Company is not (i) in violation of its Certificate of Incorporation or By-laws, or (ii) in violation of any statute, law, ordinance, administrative or governmental rule or regulation applicable to the Company or any judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over the Company, except for any such violation which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound, including, without limitation, the Monsanto Agreement and the Bayer Agreement, each as hereinafter defined, except for any such default which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (i) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (j) The Company is not and, after giving effect to the sale of the Stock and the application of the proceeds therefrom as described in the Prospectus, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended.

          (k) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and delivered their reports with respect to the audited financial statements and schedules contained or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and Exchange Act and the rules and regulations of the Commission thereunder.

          (l) The financial statements and schedules of the Company and the related notes thereto, included in the Registration Statement and the Prospectus present fairly in all material aspects the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and (where audited) as certified by the independent accountants named in Section 2(k). No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus. The summary and selected financial data set forth in the Prospectus under the captions "Capitalization," "Summary Financial Data" and "Selected Financial Data" fairly present in all material respects the information shown on the basis stated in Registration Statement.

          (m) There are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been described or filed as required by the Securities Act or the rules and regulations of the Commission thereunder. The contracts so described in the Prospectus are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party is in breach of or default under any of such contracts where such breach or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The descriptions of such contracts in the Registration Statement are true summaries thereof and fairly presents in all material respects the information required to be shown in all material respects.

          (n) Except as disclosed in the Prospectus, the Company owns or has obtained licenses for or other rights to sufficient and requisite trademarks, trade names, patent rights, copyrights and licenses and approvals ("Intellectual Property Rights") to conduct its business as now conducted (as described in the Prospectus). Without limiting the generality of the foregoing, the Company is unaware of any limitations with respect to its Intellectual Property Rights not described in the Prospectus that would prevent it from (a) performing its obligations under the Monsanto Agreement or Bayer Agreement (each, as hereinafter defined) or any other agreements with third parties, and (b) engaging in its contemplated activities, as described in the Prospectus. The Company does not have any Intellectual Property Rights material to the operations of the Company's business except as described in the Prospectus and such Intellectual Property Rights will not expire earlier than as disclosed in the Prospectus. The Company has no knowledge of any material infringement by it of Intellectual Property Rights of others and, to its knowledge, there are no outstanding claims against the Company regarding Intellectual Property Rights or other infringement which, if adversely determined, could have a Material Adverse Effect. The Company has no knowledge of any material infringement by others of its Intellectual Property Rights.

          (o) The Company has taken usual and customary measures for a company of its size and resources and in its line of business to protect the secrecy, confidentiality and value of all of its intellectual property (including the Intellectual Property Rights and any trade secrets necessary or useful in the conduct of its business) in all material respects.

          (p) The Company possesses all certificates, authorizations, and permits issued by the appropriate federal, state, or local regulatory authorities necessary to conduct its business as presently conducted, including without limitation, all such certificates, authorizations, and permits required by the United States Food and Drug Administration ("FDA"), United States Department of Agriculture ("USDA"), or any other federal, state, or local agency or body engaged in the regulation of activities related to our functional genomics system, genetically engineered agricultural products, and related technologies, except where the failure to possess such certificates, authorizations, and permits would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would reasonably be expected to result in a Material Adverse Effect.

          (q) Without limiting the generality of (q) above, the Company: (i) is in material compliance with any and all applicable foreign, United States, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminates ("Environmental Laws"); (ii) is in material compliance with any and all applicable foreign, United States, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace ("Occupational Laws" and, together with Environmental Laws, "Environmental and Occupational Laws"); (iii) has received all material permits, licenses or other approvals required of it under applicable Environmental and Occupational Laws to conduct its business as currently conducted; and (iv) is in compliance with all terms and conditions of such permit, license or approval, except where, with respect to all such cases set forth in subsections (i)-(iv) above, such noncompliance with the applicable Environmental and Occupational Laws or failure to receive or act in compliance with the required permit, license or other approval would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company's knowledge, threatened against the Company relating to Environmental and Occupational Laws or to the Company's activities involving Hazardous Materials, which would reasonably be expected to have a Material Adverse Effect. The term "Hazardous Materials" as used in this Agreement means any material or substance that: (A) is prohibited or regulated by any environmental law, rule, regulation, order, treaty, statute or code promulgated by any governmental authority, or any amendment or modification thereto; or (B) has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

          (r) The Company has filed on a timely basis all necessary tax returns required to be filed with any taxing authority, which returns are complete and correct in all material respects and, to the Company's knowledge, are not the subject of any audit proceedings, and the Company is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except for such taxes as are being contested in good faith and as to which adequate reserves have been provided.

          (s) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts which it believes are reasonable, all of which insurance is in full force and effect, and there are no claims by the Company under any such policy or instrument as to which any insurer is denying liability or defending under a reservation of rights clause.

          (t) Neither the Company nor, to the Company's knowledge, any agent or employee of the Company has, at any time during the last five years, (a) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (b) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (u) Except for the e-mails dated February 28 and March 13, 2000, transmitted by Henry Nowack to the employees of the Company, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act.

          (v) The execution, delivery and performance by the Company of each of
   (i) the Monsanto/Paradigm Genetics Collaboration Agreement, dated November 17, 1999, between the Company and Monsanto Company (the "Monsanto Agreement") and (ii) the Agreement, dated September 22, 1998, between the Company and Bayer AG, as amended

   (the "Bayer Agreement"), were duly authorized and approved by all requisite corporate and other action on the part of the Company, and will not constitute or give rise to a Conflict or Violation or require a Consent, except where any such Conflict or Violation, or failure to obtain a Consent, would not, individually or in the aggregate, have a Material Adverse Effect, or materially impair or materially delay the Company's ability to consummate the transactions contemplated thereby.

          (w) There is (i) no significant unfair labor practice complaint pending against the Company or, to its knowledge, threatened against it before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or threatened against it, (ii) no labor dispute in which the Company is involved nor is any labor dispute imminent, other than routine disciplinary and grievance matters, and (iii) no union representation question existing with respect to the employees of the Company and no union organizing activities are taking place, except, in each case singly or in the aggregate, such as would not have a Material Adverse Effect.

     3.   Purchase of the Stock by the Underwriters.
          -----------------------------------------

          (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 750,000 shares of the Underwritten Stock to the several Underwriters and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $___ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (c) and (d) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

          (b) It is understood that approximately _________ shares of the Underwritten Stock ("Directed Shares") will initially be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Share Program"). Under no circumstances will Chase Securities Inc. or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith, without gross negligence or willful misconduct, in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

          (c) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, upon the Company's awareness of such failure or refusal, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          (d) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to ____ shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

     4.   Offering by Underwriters.
          ------------------------

          (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

          (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters in writing to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

     5.   Delivery of and Payment for the Stock.
          -------------------------------------

          (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 10:00 A.M., New York time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 at 10:00 a.m., New York time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

          (b) If the option granted by Section 3(d) hereof shall be exercised after 10:00 a.m., New York time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at 10:00 a.m., New York time, on the third business day after the exercise of such option.

          (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by one or more certified or official bank check or checks in same day funds or, at the Company's request, by wire transfer of immediately available funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business day before the Closing Date, in the case of Underwritten Stock, and at least two business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6.   Further Agreements of the Company.  The Company covenants and agrees
          ---------------------------------
as follows:

          (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

          (b) The Company will promptly notify each Underwriter in the event of
     (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

          (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

          (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

          (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

          (f) The Company will cooperate in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

          (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

          (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earning statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

          (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph
     (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6,
     (vi) the printing and issuance of stock certificates, including the transfer agent's fees and (vii) all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

          (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD; provided, however,
                                                         --------  -------
     counsel fees with respect to the review by the NASD shall not exceed
     $15,000.

          (k) The Company hereby agrees that, without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option or stock purchase plans of the Company granted prior to the date of this Agreement (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof in the Prospectus, (C) options to purchase Common Stock granted under the Option Plans, provided that, without prior written consent of Chase Securities Inc., such additional options shall not be exercisable during such period, (D) any shares of Common Stock or other rights to acquire shares of Common Stock issued pursuant to equipment or lease financing activities entered into in the ordinary course of the Company's business or (E) any securities issued in connection with any strategic alliance, collaboration, license, acquisition, marketing agreement, distribution agreement, advertising arrangement, promotional arrangement or similar agreement, arrangement or transaction, provided that the total amount of securities issued pursuant to subsections (D) and (E), would not exceed 2 million shares of Common Stock of the Company or securities exchangeable or convertible into shares of Common Stock of the Company and provided further that securities may only be issued pursuant to subsections (D) and (E) to the extent the recipient of such securities agrees to the same transfer restrictions imposed on the Company by the Underwriters under this section 6(k).

          (l) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (m) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an

     "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     7.  Indemnification and Contribution.
         --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the Exchange Act), or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) reasonably incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon request in writing, to indemnify and hold harmless Chase Securities Inc. and the other Underwriters from and against any loss, claim, damage, expense, liability or action with (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein no misleading, (ii) arises out of the failure of any Directed Share Program participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence of Chase Securities Inc.

          The indemnity agreements of the Company contained in the first two paragraphs of this Section 7(a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this Section 7 (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of
     Section 6 hereof. The indemnity agreements of the Company contained in this
     Section 7(a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.


          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

          (c) Each party indemnified under the provision of paragraphs (a) and
     (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that
     (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the reasonable legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, 30 days after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any reasonable legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this
     Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section
     7).

          (e) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     8. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, if the Underwriters, in their reasonable judgment, believe the offering or delivery of the Stock is impracticable, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     9.   Conditions of Underwriters' Obligations.  The obligations of the
          ---------------------------------------
several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company of all its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

          (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

          (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Morgan, Lewis & Bockius LLP, counsel for the Underwriters.

          (c) You shall have received from Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., counsel for the Company, and from ____________, patent counsel for the Company, opinions, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A and Annex B hereto, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

          (d) (i) As of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company does not have nor has it entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus,
     (v) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required and (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be.

          (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this
     Section 9 are true and correct.

          (f) You shall have received from PricewaterhouseCoopers LLC, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and
     (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

          (g) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

          (h) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been approved for quotation on the Nasdaq National Market upon official notice of issuance.

          (i) On or prior to the Closing Date, you shall have received from all directors, officers, and beneficial holders of more than 5% of the outstanding Common Stock, agreements, in form reasonably satisfactory to Chase Securities Inc., stating that without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, each such person or entity will not, for a period of 180 days following the effective date of the Registration Statement, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or whether any such transaction is to be settled by delivery of Common Stock or such other securities.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Morgan, Lewis & Bockius LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all out-of-pocket costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform in all material respects any agreement of the Company herein, to fulfill in all material respects any of the conditions of the Company herein, or to comply in all material respects with any provision hereof other than by reason of a material breach or default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10.  Conditions of the Obligation of the Company.  The obligation of the
          -------------------------------------------
Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective, (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission and (c) you and the Underwriters shall have performed all obligations hereunder.

     In case the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and, except in the case of a breach of subsection (c), without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all out-of-pockets costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     11.  Reimbursement of Certain Expenses.  In addition to its other
          ---------------------------------
obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure
          ----------------------------------------
to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said
Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13.  Notices.  Except as otherwise provided herein, all communications
          -------
hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Chase Securities Inc., One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, Paradigm Genetics, Inc., 104 Alexander Drive, Building 2, P.O. Box 14528, Research Triangle Park, NC 27709-4528, Attention: John Ryals with a copy to Peter S. Lawrence at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111. All notices given by telegraph shall be promptly confirmed by letter.

     14.  Miscellaneous.  The reimbursement, indemnification and contribution
          -------------
agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this
                                            --------  -------
Agreement is terminated prior to the Closing Date, the provisions of paragraph
(k) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.


                                Very truly yours,

                                PARADIGM GENETICS, INC.


                                By __________________________
                                   Name:
                                   Title:



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CHASE SECURITIES INC.
J.P. MORGAN & CO., INCORPORATED
PACIFIC GROWTH EQUITIES, INC.
STEPHENS INC.

By:  CHASE SECURITIES INC.

     By   _________________________
          Name:
          Title: Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS



                                                   Number of
                                                   Shares to be
                                                   Purchased
                                                   ---------


Chase Securities Inc.
J.P. Morgan & Co., Incorporated
Pacific Growth Equities, Inc.
Stephens Inc.






     Total. . . . . . . . . . . . . . . . . . . .

                                    ANNEX A

Matters to be Covered in the Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.,
Counsel for the Company


          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in [insert states], and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement;

          (ii) the authorized capital stock of the Company consists of ____shares of Preferred Stock, of which there are no outstanding shares, and ____ shares of Common Stock, $.001 par value; proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock have been duly and validly issued, are nonassessable and, to such counsel's knowledge, fully paid; the Underwritten Stock and Option Stock, if any, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued nonassessable and, to such counsel's knowledge, fully paid; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Stock;

          (iii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

          (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

          (v) the information required to be set forth in the Registration Statement under the captions "Description of Capital Stock" and "Interests of Named Experts and Counsel" (insofar as it relates to such counsel) and under the caption "Legal Proceedings", to the best of such counsel's knowledge in each case constitutes general summaries of the legal matters, documents or proceedings referred to therein and fairly presents the information set forth with respect thereto,

          (vi) such counsel do not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

          (vii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

          (viii) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, (i) the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument known to such counsel to which the Company is a party or (iii) any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality, except with respect to clauses (ii) and
     (iii), for any breach or conflict that would not reasonable be expected to have a Material Adverse Effect;

          (ix) all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights with respect to the offering of the Stock or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

          (x) to such counsel's knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters and by the NASD; and

          (xi) the Stock issued and sold by the Company has been duly authorized for quotation on the Nasdaq National Market upon official notice of issuance.



                      ____________________________________

          Such counsel have no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                    ANNEX B



Matters to be Covered in the Opinion of ______________, Patent Counsel for the Company


     Such counsel are familiar with the technology and intellectual property used by the Company in its business and the manner of its use thereof and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to patents, trade secrets, trademarks, service marks or other proprietary information or materials and:

     (i) such counsel have no reason to believe that the Registration Statement or the Prospectus: (A) contains any untrue statement of a material fact with respect to patents, trade secrets, trademarks, service marks or other proprietary information or materials owned or used by the Company, or the manner of its use thereof, or any allegation on the part of any person that the Company is infringing any patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of any such person; or (B) omits to state any material fact relating to patents, trade secrets, trademarks, service marks or other proprietary information or materials owned or used by the Company, or the manner of its use thereof, or any allegation of which such counsel have knowledge, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein not misleading;

     (ii) to the best of such counsel's knowledge, there are no actions, suits, claims, or legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company, and to the best of such counsel's knowledge no such proceedings are threatened or contemplated by governmental authorities or others;

     (iii) to the best of such counsel's knowledge, there are no contracts or other documents, relating to the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials, of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

     (iv) to the best of such counsel's knowledge, the Company is not infringing or otherwise violating any valid and enforceable patents, trade secrets, trademarks, service marks or other proprietary information or materials, of others, and to the best of such counsel's knowledge there are no infringements by others of any of the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials which in the judgment of such counsel could affect materially the use thereof by the Company;

     (v) to the best of such counsel's knowledge, the Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, trademarks, service marks or other proprietary information or materials necessary to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus;

     (vi) to the best of such counsel's knowledge, the Company is identified in the records of the U.S. Patent and Trademark Office (PTO) as the holder of record of the patents, patent applications, trademark registrations and trademark registration applications listed on an attached schedule; the Company is similarly listed in the records of corresponding foreign agencies with respect to the foreign counterparts of the foregoing; and such patents and patent applications have been assigned by the inventors to the Company;

     (vii) to the best of such counsel's knowledge, there are no material defects in form in the preparation and filing of the patents, patent applications, trademark registrations and trademark registration applications listed on the attached schedule; the Company has complied with any applicable duties of disclosure at the PTO or elsewhere; and the Company is pursuing and/or maintaining the patents, patent applications, trademark registrations and trademark registration applications listed on the attached schedule;

     (viii) with respect to any patents, patent applications, trademark rights or other proprietary information or materials licensed by the Company from third parties (individually, a "Licensor"), to the best of such counsel's knowledge, there is no reason why the Company would not have a valid license from any such Licensor; and, specifically with respect to patents and patent applications, such counsel is unaware of any facts that would cause it to believe that any such Licensor has failed to comply with applicable duties of disclosure at the PTO or elsewhere;

     (ix) such counsel knows of no reason why the patents and trademark registrations listed on the attached schedule or licensed by the Company from a Licensor are invalid or unenforceable as issued or would not afford the Company useful patent and trademark protection; and

     (x) to the best of such counsel's knowledge, there are no claims of third parties to any ownership interest or lien with respect to any of the patents, patent applications, trademark rights or other proprietary information or materials listed on the attached schedule or licensed by the Company from a Licensor.